Exhibit (ii)

AMENDMENT TO AMENDED AND RESTATED BYLAWS

OF

GLOBAL HIGH INCOME DOLLAR FUND INC.

CERTIFICATE OF VICE PRESIDENT AND ASSISTANT SECRETARY

I, Keith A. Weller, Vice President and Assistant Secretary of Global High Income Dollar Fund Inc. (the "Fund"), hereby certify that, at a duly convened meeting of the Board of Directors of the Fund held on July 19, 2006, the Board of Directors adopted resolutions which amend the Amended and Restated Bylaws of the Fund (the "Bylaws"), in the manner provided in the Bylaws as follows:

Fund Name

The name of the Fund was changed from "Global High Income Dollar Fund Inc." to "Global High Income Fund Inc." effective November 6, 2006. Therefore, effective as of such date, Article I, Section 1 of the By-Laws reads as follows:

"SECTION 1. NAME. The name of the Corporation is Global High Income Fund Inc."

Dated: October 20, 2006

By:	/s/ Keith A. Weller
Name:	Keith A. Weller
Title:	Vice President and Assistant Secretary